UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2018
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________
Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)
  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
Hi-Crush Partners LP (NYSE:HCLP), or “Hi-Crush”, provided the following update regarding the incident that occurred at the Company’s Whitehall facility on May 21, 2018.
“On Monday, a bulldozer operated by a contractor from Gerke Excavating, Inc. became submerged in a detention pond at our Whitehall facility,” said Scott Preston, Chief Operating Officer of Hi-Crush. “Other workers on the scene promptly called emergency responders and immediately implemented our safety and rescue plan. This included reducing the amount of water in the pond, which allowed for a life-saving rescue. We salute the efforts of all those who were involved in the operator’s rescue, are proud of our team’s quick thinking, and are grateful that he was able to return to his family.
“The emergency release of an estimated 10 million gallons of water was necessary in the successful effort to rescue the bulldozer operator. The water that was released contained silt, clay and sand. As part of the regulatory framework governing our industry, we routinely conduct analysis of water discharged from our facility, and historically those tests have shown no indication of substances that are harmful to wildlife, humans or the environment.
“We have initiated a clean-up effort in consultation with the Wisconsin Department of Natural Resources (DNR) and local officials. This includes installing sediment and run off barriers to contain and capture the silt; repairing the berm on the pond to prevent further drainage; starting the clean-up of neighboring properties; and planning appropriate restoration efforts in consultation with DNR staff and our own expert consultants.
“The DNR has taken dissolved oxygen samples upstream from the point where the silt initially entered the river, and from areas within Independence, Arcadia, Dodge, and the Mississippi River, both before and after the silt plume passed through. The DNR has informed us that they did not find any significant difference in dissolved oxygen.
“As always, Hi-Crush is focused on safety and is committed to being a responsible community partner. We are performing the necessary clean-up and restoration efforts to mitigate any effects from the water release. The incident did not affect our operations or delivery to customers, and is not expected to have a material financial impact. Hi-Crush will continue to work with the DNR, local officials and our neighbors to address concerns in a thoughtful and comprehensive manner.”
In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	May 30, 2018	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer